EXHIBIT 10.5

Addendum to Lease

Dated September 2, 1999

1. Rent Schedule:

A. October - December 1999 rent $1,545.00 per month
B. January - March 2000 rent ----- $2,950.00 per month
C. April - September 2000 rent — $3.400.00 per month

2. Lessee's option to expand Into the adjacent space:

A.	Lessee shall give Lessor written notice to expand into the adjacent space on or before March 1, 2000. Upon expanding the base rent starting April 1, 2000, will be $6,050.00 per month.

B.	Should the Lessee not expand into the adjacent space the Landlord will construct a demising wall and the base rent will be $3,400.00 per month.

3.
Rent increase. Per Paragraph 1.7 and 4.3 the base rent shall be adjusted each year of the lease beginning October 1, 2000. The rent Increase shall be a minimum Increase of 3% and a maximum increase of 5% over the previous year. This rent increase shall apply to the one three (3) year option.

4.
Option to Extend Lease. The Lessee shall have one three (3) year option to extend the lease. The Lessee shall give written notice to the Landlord on or before July 30, 2002, advising it will exercise the option. The option will expire should the written notice not be given.

5.	Tenant Improvements. Landlord will provide new carpet, paint and one new office. See Exhibit A-1.

LESSEE:	LESSOR:

INTRAPORT INC
/s/	/s/ Neil Khanna
Neil Khanna

Date: 09/27/99	Date: 9/16/99